IMAX CORPORATION
EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-30970; No. 333-44412; No. 333-134811; No. 333-155262), (ii) the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-5720), and (iii) the Registration Statement on Form S-3 (No. 333-157300) of IMAX Corporation of our report dated March 12, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/  PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
March 12, 2009